Exhibit 99.1

Jupiter Wellness’s Safety Shot, the World’s First Rapid Blood Alcohol Detox Drink, is in Production—Launch Last Q of 2023

●	Media invited for unveiling on September 15th @ 4pm in Jupiter, Florida
●	Safety Shot lowers blood alcohol content by up to 50% in just 30 minutes

JUPITER, FL – August 17, 2023 — Jupiter Wellness, Inc. (Nasdaq: JUPW), a diversified company that supports health and wellness, today announced it has engaged a well-established contract beverage manufacturer/packer with facilities across the United States to begin production of Safety Shot in Q4 2023. Recently acquired by Jupiter Wellness, Safety Shot, the world’s first blood alcohol detox drink, will debut in a 12-ounce sleek can.

Members of the media are invited to the unveiling of Safety Shot at Jupiter Wellness’ offices in Jupiter, Florida, where they will have the opportunity taste samples and meet management for a Q&A. If you are a member of the media and would like to attend, please send your credentials to media@jupiterwellness.com.

“I have given Safety Shot to dozens of people now and trying the drink is believing in the drink. We look forward to allowing members of the media to come see Safety Shots’s incredible results for themselves.,” stated Jupiter Wellness CEO Brian John.

“We’ve created a multi-channel strategy designed to dominate e-commerce, quickly win retail shelf space, and establish longstanding ties with key distribution and sales partners.” Said David Sandler COO.

Safety Shot is pushing the boundaries of innovation by creating an exciting new product category—rapid alcohol detoxification—in the fast-growing hangover remedies market, which was valued at $1.56 billion in 2020 and is projected to grow at a CAGR of 14.6% from 2021 to 2028.

Enjoying an alcoholic drink with no fear of a hangover, people drinking Safety Shot can also cut their intoxication level in half within 30 minutes. Safety Shot’s patented formula accelerates the process of converting alcohol into sugar in the body.

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, psoriasis, and vitiligo. Revenue is generated through the sales of OTC and consumer products and licensing royalties. The Company recently acquired Safety Shot, the world’s first blood alcohol detox drink.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on Twitter and LinkedIn.

Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

###

1